JPMORGAN MARKET NEUTRAL FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/27/03	American Electric Power Co., Inc.

Shares            Price         Amount
2,731		  $20.95	$57,214.45

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.6285     N/A 	.01%	          0.62%

     Broker
Salomon Smith Barney, Inc.

Underwriters of American Electric Power Co., Inc.

Underwriter                          Number of Shares
J.P. Morgan Securities Inc.                16,250,012
Salomon Smith Barney Inc.                  16,250,013
Banc of America Securities LLC             10,000,000
BNP Paribas Securities Corp.                1,071,425
Danske Markets Inc.                         1,071,425
Goldman, Sachs & Co.                        1,071,425
Lehman Brothers Inc.                        1,071,425
McDonald Investments Inc.                   1,071,425
Morgan Stanley & Co. Incorporated           1,071,425
UBS Warburg LLC                             1,071,425

                                           ------------
Total                                      50,000,000